UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2015

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

MaxLinear is making the following disclosures on a voluntary basis:

On January 28, 2014, Cresta Technology Corporation (“CrestaTech”) filed a complaint with the United States International Trade Commission (Inv. No. 337-TA-910) (“ITC”), alleging that MaxLinear, Inc. (the “Company”) and certain of its customers engaged in unfair acts in violation of Section 337 of the Tariff Act of 1930, as amended (the “Tariff Act”), through allegedly unlicensed importation, sale for importation and/or sale after importation of products covered by U.S. Patent No. 7,075,585 (“‘585 patent”) and U.S. Patent No. 7,265,792(“‘792 patent”).  On February 27, 2015, the ITC issued an Initial Determination finding that the Company did not violate Section 337 of the Tariff Act with respect to the ‘585 and ‘792 patents because no domestic industry exists as contemplated under Section 337(a)(2) of the Tariff Act with respect to the ‘585 and ‘792 patents.  In light of the Initial Determination, the Company’s television tuner and televisions incorporating those tuners are not subject to any importation ban or other restriction.

In addition, the Initial Determination determined that certain of the Company’s television tuners and televisions incorporating those tuners manufactured and sold by certain customers infringe three claims of the ‘585 patent, and these three claims which were not determined to be invalid. These three claims are the subject of pending Inter Partes Review (IPR) proceedings before the United States Patent and Trademark Office seeking to invalidate these claims.

The Company expects that the ITC will issue a decision as to whether or not to review the Initial Determination. Decisions of the ITC, including the findings of infringement with respect to the ‘585 patent described above, are not binding on the United States District Court of Delaware in litigation brought against the Company by Cresta Tech with respect to the ‘585 and ‘792 patents. The United States District Court litigation is currently stayed pending completion of the ITC investigation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	MAXLINEAR, INC.

(Registrant)

	By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer

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